UNITED STATES
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SCHEDULE 14A

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STR Holdings, Inc.
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The following presentation will be delivered by management of STR Holdings, Inc. at a conference call on Tuesday, August 12, 2014 at 9:00 a.m. (Eastern).

Solar Industry August 12, 2014 Zhenfa Strategic Alliance Conference Call

Safe Harbor Statement 1 This presentation contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. With respect to the proposed transaction, such forward-looking statements include, but are not limited to, statements regarding the expected completion of the transaction, market and growth opportunities, anticipated synergies and other benefits associated with the proposed transaction and other statements that are not historical fact. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, but not limited to: the ability of the parties to consummate the proposed transaction in a timely manner or at all; satisfaction of the conditions precedent to consummation of the proposed transaction, including the ability to secure any governmental or regulatory approvals in a timely manner or at all, and approval by STR's stockholders; the possibility of litigation (including related to the transaction itself); the ability to realize synergies from the proposed transaction; the possibility that competing offers may be made; operational challenges in achieving strategic objectives and executing our plans; the risk that markets do not evolve as anticipated; the potential impact of the general economic conditions and other economic, business and/or competitive factors. The risks included are not exhaustive. Other factors that could adversely affect the transaction and our business and prospects is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K filed on March 13, 2014 and in subsequent periodic reports on our Form 10-K, 10-Q and 8-K, as well as the proxy statement to be filed by STR, which contain and identify other import factors that could cause actual results to differ materially from those contained in any projections or forward-looking statements. You are urged to carefully review and consider the disclosure found in our filings which are available on http://www.sec.gov or http://www.strsolar.com. We undertake no obligation to publicly update any forward-looking statement contained in this release, whether as a result of new information, future developments or otherwise, except as may be required by law.

Zhenfa Transaction Overview Robert S. Yorgensen, President and Chief Executive Officer 2

Overview of the Zhenfa Group Zhenfa Energy Group Co., Ltd. (“Zhenfa”), is a leading developer of solar PV power stations based in Chongqing, China Zhenfa designs, installs, owns and operates utility-scale solar photovoltaic power plants primarily in China, and is a large customer of many of the top-tier Chinese module manufacturers As one of China’s top EPC companies, Zhenfa contracted installations of approximately 1.3 GW of solar systems during 2013 Currently, Zhenfa holds ownership stakes in over 40 solar power installations, either completed or under development, in more than 10 provinces in China Collectively, Zhenfa and its affiliates employ approximately 1,600 people Zhenfa Group is controlled by its Chairman, Mr. Zha Zhengfa 3

Potential Synergies Additional Sales Volume Generation Zhenfa will endorse and use STR products in China Incremental volume can drive a significant rebound in the profitability of STR A/R Collection Assistance Quicker payment from customers in China Reduced bad debt Ability to scale without large working capital requirements Complementary Products and Services Zhenfa: downstream EPC provider, owner-operator, module manufacturer STR: upstream encapsulant manufacturer with significant R&D/solar materials knowledge Complementary Core Geographic Presence Zhenfa: China and Australia STR: U.S., Europe, Malaysia and China Additional Benefits in China 10,000 square meter manufacturing facility Attract quality employees Obtain local incentives Improve supply chain 4

Transaction Overview & Q2 Review Joseph C. Radziewicz, Vice President and Chief Financial Officer 5

Transaction values STR at $42.5 million or $1.60 per share STR will sell approximately 27.6 million shares to Zhenfa, representing a 51% ownership interest in STR for approximately $21.7 million Proceeds from sale to substantially fund $0.85 special dividend to stockholders other than Zhenfa STR shares outstanding will increase by a factor of 2.04 The price of the newly issued shares, $0.784 per share, equates to a value of $1.60 per currently existing share ($1.60/2.04 = $0.784) STR will appoint four Zhenfa nominated directors to its board such that Zhenfa will have a majority Subject to stockholder approval, STR may execute a reverse stock split in connection with the transaction to maintain its common stock share price after the special dividend The Transaction will be conditioned upon, among other things: The affirmative vote of STR’s stockholders Receipt of regulatory approvals Other customary closing conditions Next steps Prepare and file proxy Hold special stockholder’s meeting Anticipated closing in Q4 2014 Transaction Overview 6 Note: Zhenfa will acquire STR shares in the transaction through Zhen Fa New Energy (US) Co., Ltd, which is a wholly-owned U.S. subsidiary of Zhenfa Energy Group Co., Ltd.

Second Quarter 2014 Performance 7 Financial Highlights: Q2 2014 Net sales of $11.2M Q2 2014 EBITDA of ($4.0M) Cash balance as of June 30, 2014 of $27.2M $6.2M of income tax refunds received in Q2 2014 Operational Highlights: China tolling partner, FeiYu, ramped production Malaysia plant to remain open Initial paperless production line modification implemented 2 additional paperless production line modifications expected in Q3 2014 China plant to become operational in Q3 2014 Agreed to sell East Windsor, CT facility for $4.75 million All amounts in millions. Net Sales

Additional Information and Where to Find It 8 In connection with the proposed transaction, STR intends to file relevant materials with the SEC and other governmental or regulatory authorities, including a proxy statement. INVESTORS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT STR, ZHENFA AND THE TRANSACTION. The proxy statement and certain other relevant materials (when they become available) and any other documents filed by STR with the SEC may be obtained free of charge at the SEC's website at http://www.sec.gov. In addition, investors may obtain free copies of documents filed with the SEC by contacting STR's Investor Relations at (860) 763-7014, x7437, or by accessing STR's investor relations website at www.strsolar.com. Investors are urged to read the proxy statement and information statement and other relevant materials when they become available before making any voting or investment decision with respect to the transaction. STR and its executive officers and directors may be deemed to be participating in the solicitation of proxies in connection with the transaction. Information about the executive officers and directors of STR and the number of shares of STR's common stock beneficially owned by such persons is set forth in the proxy statement for STR's 2014 Annual Meeting of Stockholders which was filed with the SEC on April 1, 2014. Investors may obtain additional information regarding the direct and indirect interests of STR and its executive officers and directors in the transaction by reading the proxy statement regarding the transaction when it becomes available.